Exhibit 99.2

ACTING-IN-CONCERT AGREEMENT

This Acting-in-Concert Agreement (the “Agreement”) is executed on August 7, 2024 by the following parties:

(i)	Chao Gao, a PRC citizen with the PRC ID Number [REDACTED] (“Party A”);

(ii)	One Strength Brothers Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED], and Upward Stars Group Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED] (collectively “Party A’s Holding Company”);

(iii)	Ziqian Guan, a PRC citizen with the PRC ID Number [REDACTED] (“Party B”);

(iv)	Two Courage Brothers Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED] (“Party B’s Holding Company”);

(v)	Yuanchi Guo, a PRC citizen with the PRC ID Number [REDACTED] (“Party C”);

(vi)	Three Action Brothers Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED] (“Party C’s Holding Company”);

(vii)	Guobin Zhai, a PRC citizen with the PRC ID Number [REDACTED] (“Party D”);

(viii)	Four Genuine Brothers Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED] (“Party D’s Holding Company”)

(ix)	Rong Wang, a PRC citizen with the PRC ID Number [REDACTED] (“Party E”);

(x)	Five Epic Brothers Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED] (“Party E’s Holding Company”);

(xi)	Qinghua Zeng, a PRC citizen with the PRC ID Number [REDACTED] (“Party F”);

(xii)	Victorious Lights Holding Limited, a company incorporated in the British Virgin Islands whose registered address is at [REDACTED] (“Party F’s Holding Company”).

Each of the above is referred to herein individually as a “Party”, and all of them are referred to herein collectively as the “Parties”. Party B, Party C, Party D, Party E and Party F are referred to herein collectively as “Individual Concert Parties”. Party B’s Holding Company, Party C’s Holding Company, Party D’s Holding Company, Party E’s Holding Company and Party F’s Holding Company are referred to herein collectively as “Concert Parties’ Holding Companies”. Individual Concert Parties and Concert Parties’ Holding Companies are referred to herein collectively as the “Concert Parties”.

Whereas:

1.	Scage Future entered into a business combination agreement (including all exhibits and schedules thereto, the “Business Combination Agreement”) dated August 21, 2023, as amended on June 18, 2024, with, among others, Scage International Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Scage International”), Hero 1, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub I”), Hero 2, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub II”), and Finnovate Acquisition Corp. (together with its successor, the “SPAC”), pursuant to which (i) Merger Sub I will merge with and into Scage International, with Scage International as the surviving company and a wholly-owned subsidiary of ListCo (the “First Merger”), and (ii) Merger Sub II will merge with and into the SPAC, with SPAC as the surviving company and a wholly-owned subsidiary of ListCo (the “Second Merger”, and together with the First Merger, the “Mergers”) in accordance with the provisions of Part XVI of the Companies Act (Revised) of the Cayman Islands. The transactions contemplated in the Business Combination Agreement is hereinafter referred to as “Business Combination Transactions.”

2.	It is estimated that upon the consummation of the First Merger, Party A, through Party A’s Holding Company, shall hold 31,264,187 ordinary shares of Scage Future (the “Company”) of US$0.0001 par value each share (“Ordinary Shares”); Party B, through Party B’s Holding Company, shall hold 3,278,192 Ordinary Shares of the Company; Party C, through Party C’s Holding Company, shall hold 4,097,752 Ordinary Shares of the Company; Party D, through Party D’s Holding Company, shall hold 819,548 Ordinary Shares of the Company; Party E, through Party E’s Holding Company, shall hold 2,984,798 Ordinary Shares of the Company; and F, through Party F’s Holding Company, shall hold 5,253,135 Ordinary Shares of the Company, subject to adjustments as contemplated in the Business Combination Agreement.

3.	In order to maintain a stable shareholding structure and control of the Company following the consummation of the Business Combination Transactions, the Parties desire to act in concert with each other on all matters that require the decisions of the shareholders of the Company.

Therefore, the Parties agree unanimously to the following arrangements:

1.	During the effective period (the “Effective Period”) commencing from the consummation of the First Merger (the “Commencing Date”) till the Termination (as defined below), the Parties shall be deemed as actors in concert. Concert Parties shall act in concert with Party A and Party A’s Holding Company in relation to all matters that require the decisions of the shareholders of the Company, including but not limited to all the matters stipulated in the memorandum and articles of associations of the Company, as amended from time to time, that need to be resolved at a shareholders meeting.

2.	For the purpose of Article 1 above, before the Parties act in concert, the Parties shall vote on the matters that require action in concert, and joint action shall be taken based on the results of the voting. Each of the Parties agrees and confirms that, if the Parties are unable to reach a unanimous opinion in relation to the matters that require consents, resolutions or voting by shareholders, a decision that is made by Party A’s Holding Company shall be deemed as a decision that is unanimously passed and agreed by Party A’s Holding Company and Concert Parties’ Holding Companies. Party A’s Holding Company and Concert Parties’ Holding Companies shall act in concert with each other based on the contents of the aforesaid decision.

3.	This Agreement shall come into force from the Commencing Date and shall remain effective unless otherwise terminated by mutual consent of the Parties (the “Termination”). Notwithstanding the foregoing, Article 4 and Article 5 shall survive the Termination of this Agreement.

4.	This Agreement shall be governed by Cayman Islands Laws and shall be interpreted in accordance with the laws of Cayman Islands.

5.	This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other agreement, arrangement or understanding between the Company and any holder of equity securities of the Company, the terms and conditions of this Agreement shall prevail.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Chao Gao

/s/ Chao Gao

One Strength Brothers Limited

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

Upward Stars Group Limited

By:	/s/ Chao Gao
Name:	Chao Gao
Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Ziqian Guan

/s/ Ziqian Guan

Two Courage Brothers Limited

By:	/s/ Ziqian Guan
Name:	Ziqian Guan
Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Yuanchi Guo

/s/ Yuanchi Guo

Three Action Brothers Limited

By:	/s/ Yuanchi Guo
Name:	Yuanchi Guo
Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Guobin Zhai

/s/ Guobin Zhai

Four Genuine Brothers Limited

By:	/s/ Guobin Zhai
Name:	Guobin Zhai
Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Rong Wang

/s/ Rong Wang

Five Epic Brothers Limited

By:	/s/ Rong Wang
Name:	Rong Wang
Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Qinghua Zeng

/s/ Qinghua Zeng

Victorious Lights Holding Limited

By:	/s/ Qinghua Zeng
Name:	Qinghua Zeng
Title:	Director